Execution Version

EXHIBIT 10.25
Omnibus Amendment
WHEREAS, this Omnibus Amendment (this “Amendment”), dated as of June 20, 2014 to the equity incentive and non-qualified plans, programs and arrangements set forth on Exhibit A attached hereto (each, a “Plan” and, collectively, the “Plans”) shall be effective as of the date hereof;
WHEREAS, subject to the limitations specified in the Plans, the Plans generally permit the Board of Directors of Spectra Energy Corp (the “Board”) or the Compensation Committee of the Board (the “Committee”) to amend the terms of the Plans; and
WHEREAS, the Board and the Committee wish to amend the Plans on the terms and subject to the conditions described herein.
NOW, THEREFORE, the Plans are hereby amended as of the date hereof as follows:

1.
Except as otherwise specifically set forth on Exhibit A hereto, with respect to the Plans and with respect to any award, account or benefit outstanding under any Plan, the definition of “Change in Control” or “Change of Control” shall be amended and restated in its entirety to read as follows:

““Change in Control” means:
(1)Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (iv) any acquisition pursuant to a transaction that complies with Sections (3)(A), (3)(B) and (3)(C) of this definition;
(2)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(3)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any parent or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(4)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding anything in the foregoing to the contrary, with respect to compensation (i) that is subject to Code Section 409A and (ii) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A and authoritative guidance thereunder, but only to the extent inconsistent with the above definition and as necessary to comply with Code Section 409A as determined by the Company.
For purposes of this definition, the term “Company” shall mean Spectra Energy Corp.”

2.
With respect to the Spectra Energy Corp Executive Savings Plan (as amended and restated effective as of May 1, 2012) and the Spectra Energy Corp Executive Cash Balance Plan (as amended and restated effective as of May 1, 2012) only, the following paragraphs will be added to the definition of “Change in Control” in Paragraph 1, above:

“Notwithstanding the foregoing, however, for purposes of Sub-Plan I under the Plan, “Change in Control” means:
(i)    an acquisition subsequent to the Distribution Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliated companies and (4) any acquisition pursuant to a transaction that complies with the exceptions in Paragraph (iii) of this definition;
(ii)    during any period of two (2) consecutive years (not including any period prior to the Distribution Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;
(iii)    the consummation, after the Distribution Date, of a merger, consolidation, reorganization or similar corporate transaction, which has been approved by the shareholders of the Company, whether or not the Company is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or any parent thereof) outstanding immediately after such merger, consolidation or reorganization; or
(iv)    the consummation, after the Distribution Date, of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company, which has been approved by the shareholders of the Company;

provided that in no event shall a Change in Control be deemed to have occurred by reason of any of the events resulting from the separation transaction pursuant to which the Company becomes a separate publicly-held corporation for the first time.
For purposes of this definition, the term “Company” shall mean Spectra Energy Corp.”

3.	Except as expressly provided in this Amendment, the Plans shall remain in full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

SPECTRA ENERGY CORP

Name: Dorothy M. Ables
Title: Chief Administrative Officer

[Signature Page to Omnibus Amendment]

EXHIBIT A
Spectra Energy Corp Executive Savings Plan (as amended and restated effective as of May 1, 2012)
Spectra Energy Corp Executive Cash Balance Plan (as amended and restated effective as of May 1, 2012)
Spectra Energy Corp 2007 Long-Term Incentive Plan (as amended and restated)*
*only with respect to awards granted as of and subsequent to the date hereof